Exhibit 2

WARRANT CERTIFICATE

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 3, 2024.

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ONLY PRIOR TO 5:00 P.M., MONTREAL TIME, ON THE EXPIRATION DATE, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

MAY 2, 2024

COMMON SHARE PURCHASE WARRANT CERTIFICATE

To Purchase 12,500,000 Common Shares of
NOUVEAU MONDE GRAPHITE INC.

Warrant Certificate No. 2024-003	Certificate for 12,500,000 Warrants, each entitling the holder to acquire one (1) Common Share (as hereinafter defined and subject to adjustment as set out herein).

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, Mitsui & Co., Ltd., 2-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-8631, Japan (the “Holder”), or its permitted assigns, is entitled, during the Exercise Period (as hereinafter defined), to purchase from Nouveau Monde Graphite Inc., a corporation organized and existing under the laws of Canada (the “Corporation” or the “Issuer”), the Warrant Shares (as hereinafter defined and subject to adjustment as set out herein), at the then Current Warrant Price for each Warrant (as hereinafter defined), all on and subject to the terms and conditions hereinafter set forth.

The Corporation shall treat the Holder as the absolute owner of this Warrant Certificate for all purposes and the Corporation shall not be affected by any notice or knowledge to the contrary. The Holder shall be entitled to the rights evidenced by this Warrant Certificate and the receipt by the Holder of the Warrant Shares issuable upon exercise hereof shall be a good discharge to the Corporation and the Corporation shall not be bound to inquire into the title of the Holder.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Warrant Shares at any time after the Expiration Date, and from and after the Expiration Date these Warrants and all rights hereunder shall be void and of no value.

1.	Definitions. In this Warrant Certificate, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the Subscription Agreement (as defined below). As used in this Warrant Certificate, the following terms have the respective meanings set forth below:

“Affiliate” means, as to any specified Person, any other Person who directly, or indirectly through one or more intermediaries, (i) controls such specified Person, (ii) is controlled by such specified Person, or (iii) is under common control with such specified Person;

“Business Day” means any day, other than (a) a Saturday, Sunday or statutory holiday in the Province of Québec or in Tokyo, Japan and (b) a day on which banks are generally closed in the Province of Québec or in Tokyo, Japan;

“Capital Reorganization” has the meaning set forth in Section 4.5(a);

“Closing Date” has the meaning ascribed in the Subscription Agreement;

“Common Shares” means common shares in the capital of the Corporation;

“Common Shares Deemed Outstanding” means, at any given time, the sum of (a) the number of Common Shares actually outstanding at such time, plus (b) the number of Common Shares issuable upon exercise, conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of options actually outstanding at such time), in each case, regardless of whether the Convertible Securities are actually exercisable at such time; provided, that Common Shares Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its wholly-owned subsidiaries;

“control” means, in relation to an entity, the power of a Person to ensure that the affairs of the entity are conducted in accordance with the wishes of that Person, including:

(i)	by means of the holding of shares or other securities, or the possession of voting power, in or in relation to that or any other entity; or

(ii)	by virtue of any powers conferred by the constitutional documents of that entity, or any other document, regulating that or any other entity;

and “control” is deemed to arise (without limitation to other circumstances in which control may arise) when that person:

(i)	owns more than 50% of all voting interests (or similar, however described) in that entity; or

(ii)	has the power, whether through contract or otherwise, to appoint a majority of the board of directors (or similar, however described) of that entity;

“Convertible Securities” means securities (including options) that are exchangeable, convertible or exercisable into Common Shares;

“Current Market Price” means of the Common Shares at any date means the price per share equal to the last closing price of the Common Shares on the TSXV before such date or, if the Common Shares are not then listed on the TSXV, the volume-weighted average trading price on the NYSE during the five (5) consecutive trading days ending before such date; in each case as reported by Bloomberg Finance L.P. in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on each such trading day (or if such volume- weighted average trading price is unavailable, the market price of one Common Share on each such trading day). The “volume-weighted average trading price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session hours;

“Current Warrant Price” means, in respect of a Warrant Share at any date herein specified, the price at which a Warrant Share may be purchased pursuant to this Warrant Certificate on such date. Unless the Current Warrant Price is adjusted pursuant to the terms hereof, the Current Warrant Price shall be US$2.38;

“Dispute” has the meaning set forth in Section 13.12(a);

“DRS” means direct registration system maintained by the transfer agent of the Corporation for the Common Shares;

“DRS Advice” means a notification produced by the DRS evidencing ownership of the Common Shares;

“Exercise” has the meaning set forth in Section 2.1(b);

“Exercise Period” means the period during which the Warrants are exercisable pursuant to Section 2.1(a);

“Exercise Trigger” means (i) an affirmative FID and (ii) the Holder and its Affiliates, one or more co-investors acceptable to the Corporation, acting reasonably, and/or Japan SPC together entering into a binding agreement to purchase the FID Purchased Shares; provided however, the Corporation shall be entitled, at its sole discretion, to accelerate the Exercise Trigger to a date specified by the Corporation, being a date that is 30 days from the date that written notice of such acceleration is delivered by the Corporation to the Holder;

“Expiration Date” means the earlier of the date (i) upon which the Holder and its Affiliates, one or more co-investors acceptable to the Corporation, acting reasonably, and/or Japan SPC subscribe for and purchase the FID Purchased Shares, (ii) upon which the subscription agreement in respect of the FID Purchased Shares is terminated pursuant to its terms, or (iii) that is five years immediately following the date hereof;

“FID” has the meaning ascribed thereto in the Subscription Agreement;

“FID Purchased Shares” means any Common Shares (including any Warrant Shares) purchased by the Holder and its Affiliates, one or more co-investors acceptable to the Corporation, acting reasonably, and/or Japan SPC in connection with the FID;

“Governmental Entity” means any domestic or foreign federal, provincial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including any securities regulatory authorities and stock exchange;

“Holder” has the meaning ascribed thereto on page 1 hereof;

“ICC Rules” has the meaning set forth in Section 13.12(a);

“IFRS” means International Financial Reporting Standards;

“Japan SPC” means a special purpose vehicle to be established by the Holder and certain other parties acceptable to the Corporation, acting reasonably, in connection with the Holder’s investment in the Corporation;

“Maximum Issuance Limitation” has the meaning ascribed thereto in Section 2.3;

“NYSE” means the New York Stock Exchange;

“Other Exchange” means any other recognized North American stock exchange or quotation system;

“Other Property” has the meaning set forth in Section 4.5(a);

“Person” means and includes any individual, corporation, limited partnership, general partnership, joint stock corporation, limited liability corporation, joint venture, association, corporation, trust, bank, trust corporation, pension fund, business trust or other organization, whether or not a legal entity, and any Governmental Entity;

“Rights Offering” has the meaning set forth in Section 4.3;

“Securities Laws” means, the securities laws, regulations and rules of each of the states, provinces and territories of Canada and the United States, and the blanket rulings and policies and written interpretations of, and multilateral or national instruments adopted by, the securities regulatory authorities of Canada and the United States and each of their respective states, provinces and territories, as well as the rules and policies of the TSXV, the NYSE and any other stock or securities exchange, marketplace or trading market upon which the securities of the Corporation are listed for trading;

“Special Distribution” has the meaning set forth in Section 4.4;

“Subscription Agreement” means the subscription agreement between the Holder and the Corporation dated as of February 14, 2024;

“Transfer” means any permitted disposition of any Warrant or of any interest therein but, for greater certainty, does not include the exercise of the Warrants;

“TSXV” means the TSX Venture Exchange;

“Warrant Certificate” means a certificate issued by the Corporation and representing the Warrants, including for certainty, this certificate;

“Warrant Exercise Form” means the subscription form attached as Exhibit A hereto;

“Warrant Price” means an amount equal to (a) the number of Warrant Shares being purchased upon exercise of this Warrant Certificate pursuant to Section 2.1, multiplied by (b) the Current Warrant Price;

“Warrant Shares” means the 12,500,000 Common Shares to be purchased upon the due and valid exercise of the Warrants represented by this Warrant Certificate, subject to adjustment as provided herein; and

“Warrants” means the common share purchase warrants represented by this Warrant Certificate and all warrants issued upon Transfer, division or combination of, or in substitution for, any part thereof.

2.	Exercise of Warrants.

2.1	Exercise.

(a)	Upon the Exercise Trigger and until the Expiration Date (the “Exercise Period”), the Holder may exercise the Warrants, subject to the Maximum Issuance Limitation on any Business Day, for all of or in part of the Warrant Shares purchasable hereunder.

(b)	In order to exercise the Warrants, the Holder shall deliver to the Issuer at its principal office or at the office or agency designated by the Issuer pursuant to Section 13.3 the written notice of the Holder’s election to exercise the Warrants in the form of the Warrant Exercise Form, duly completed and executed by the Holder or its agent or attorney (the “Exercise”) in a manner that is consistent with Section 13.7.

2.2	Closing of Exercise.

(a)	Upon the occurrence of the Exercise, the parties shall complete the exercise of the Warrants thereafter by delivery of the following:

(1)	the Holder shall deliver to the Issuer payment of the Warrant Price in United States dollars by wire transfer of immediately available funds to the account of the Issuer (as designated by the Issuer in writing to the Holder);

(2)	the Issuer shall execute or cause to be executed and deliver or cause to be delivered to the Holder, as applicable, pursuant to the instructions specified in the Warrant Exercise Form, one or more share certificates or DRS Advices representing the aggregate number of Warrant Shares issuable upon such exercise in accordance with the registration instructions set forth in the Warrant Exercise Form, or as the Holder may otherwise subsequently direct the Issuer in writing. The share certificate(s) or DRS Advice(s) so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder; and

(3)	if the Warrants are not exercised in full as a result of the Maximum Issuance Limitation, the Issuer shall deliver to the Holder a replacement Warrant Certificate representing the unexercised Warrants.

(b)	A Warrant shall be deemed to have been exercised and such certificate or certificates representing the applicable aggregate number of Warrant Shares issuable upon such exercise shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares for all purposes, as of the date when the Holder has delivered the Warrant Exercise Form in accordance with Sections 2.1(b) and 13.3 and paid the Warrant Price to the Issuer in accordance with Section 2.2(a)(1).

2.3	Notwithstanding the provisions of Sections 2.1 and 2.2:

(a)	if the TSXV does not grant conditional approval to permit the Holder to acquire in the aggregate more than 19.9% of the issued and outstanding Common Shares, the Holder will not be entitled to exercise Warrants, and the Issuer will not issue Warrant Shares to Holder hereunder, that will result in the Holder owning, together with Common Shares already owned or controlled by the Holder on the date of exercise of the Warrants hereunder, more than 19.9% of issued and outstanding share capital of the Issuer; and

(b)	if the Corporation obtains conditional approval from the TSXV and authorization from the NYSE if applicable, to permit the Holder to acquire in the aggregate more than 19.9% of the issued and outstanding Common Shares, then the maximum number of Common Shares issuable hereunder shall be the lesser of:

(1)	the maximum amount that Holder may hold that will not reasonably be expected to result in the Holder having to consolidate the Corporation’s financial performance as its subsidiary in connection with preparing the Holder’s financial statements under IFRS, unless the Holder consents otherwise; and

(2)	the number of Common Shares that will result in the Holder holding 30% of the issued and outstanding Common Shares of the Corporation

(in either (a) or (b) above, the “Maximum Issuance Limitation”).

2.4	Any certificate or DRS Advice representing Warrant Shares issued upon the exercise of this Warrant Certificate prior to four months and one day after the Closing Date will bear the following legends, to the extent such legends remain applicable at the time of such exercise:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 3, 2024.

The following legend will be placed on the Warrants upon the issuance thereof, until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. Securities Laws and regulations:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

2.5	The Warrants represented hereby and the Warrant Shares have not been and will not be registered under the U.S. Securities Act or the Securities Laws of any state. The Warrants represented hereby may not be exercised by or for the account of a U.S. Person or a Person in the United States without registration under the U.S. Securities Act and all applicable state Securities Laws or unless an exemption from such registration is available and, upon request by the Corporation, the Holder has provided the Corporation with a written opinion of United States legal counsel or other evidence reasonably satisfactory to the Corporation to such effect. Notwithstanding the foregoing, a holder who checks box 3 of the Warrant Exercise Form and represents, warrants and certifies to the Corporation that (a) it purchased the Warrants from the Corporation pursuant to the Subscription Agreement, (b) it is exercising the Warrants for its own account, (c) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the U.S. Securities Act) on the date of exercise, and (d) the representations and warranties of the Holder set forth in the Subscription Agreement (other than representations regarding the Holder’s ownership of the Corporation’s equity securities at the time of entry into the Subscription Agreement) remain true and correct on the date of exercise, shall not be required to deliver a written opinion of United States counsel upon exercise of the Warrant. If applicable, the share certificate(s) or DRS advice(s) representing the Warrant Shares shall bear the legend set forth in Warrant Exercise Form. As used herein, the terms “United States” and “U.S. Person” have the meaning ascribed thereto in Regulation S under the U.S. Securities Act.

2.6	Restrictions on Exercise Amount. In the event the Corporation is prohibited from issuing Warrant Shares as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self- regulatory organization, the Corporation shall as soon as possible take such commercially reasonable action to authorize the issuance of the full number of Warrant Shares issuable upon the full exercise of this Warrant Certificate.

2.7	Investment Purposes. The Holder confirms that Holder is subscribing for the Warrants as principal for its own account and not as agent for the benefit of any other Person (within the meaning of Securities Laws) for investment purposes only and has no current intention to sell or otherwise dispose of the Warrants.

3.	Transfer, Division and Combination.

3.1	Transfer. The Warrants shall not be transferrable by the Holder, except with the prior written consent of the Corporation. Notwithstanding the foregoing, the Holder may assign and transfer all of its rights, benefits, duties and obligations under this Warrant Certificate in their entirety, without the consent of the Corporation, to (i) Japan SPC or (ii) any Affiliate of the Holder; provided that Japan SPC or such Affiliate first agrees in writing with the Corporation to be bound by the terms of this Warrant Certificate. The Corporation may not transfer all or any interest in this Warrant Certificate, except as explicitly set forth in Section 4 of this Warrant Certificate.

Any Transfer of the Warrants and all rights hereunder, in accordance with the foregoing provisions, shall be registered on the books of the Corporation to be maintained for such purpose, upon surrender of this Warrant Certificate at the principal office of the Corporation or the office or agency designated by the Corporation pursuant to Section 13.3, together with a written assignment of the Warrants substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such Transfer. Upon such surrender and, if required, such payment, the Corporation shall execute and deliver a new Warrant Certificate in the name of the assignee or assignees and in the denomination specified in such instrument of assignment and shall issue to the assignor a new Warrant Certificate evidencing the number of Warrants not so assigned, and this Warrant Certificate shall promptly be cancelled. Following a Transfer that complies with the requirements of this Section 3.1, the Warrants may be exercised by a new Holder for the purchase of Warrant Shares regardless of whether the Corporation issued or registered a new Warrant Certificate on the books of the Corporation.

4.	Warrant Adjustments.

4.1	Adjustments. The number of Warrant Shares for which the Warrants are exercisable, and the price at which such shares may be purchased upon exercise of the Warrants, shall be subject to adjustment from time to time as set forth in this Section 4. The Corporation shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

4.2	Share Dividends, Subdivisions and Combinations. If at any time while the Warrants are outstanding the Corporation shall:

(a)	declare a dividend in Common Shares or Convertible Securities or make a distribution of Common Shares or Convertible Securities on all or substantially all of its outstanding Common Shares;

(b)	subdivide its outstanding Common Shares into a larger number of Common Shares; or

(c)	combine its outstanding Common Shares into a smaller number of Common Shares,

then, on the record date for such event or, if no record date is fixed, the effective date of such event, in each case:

(1)	the Current Warrant Price shall be adjusted so that it will equal to the product of (A) the Current Warrant Price in effect immediately prior to such date and (B) a fraction, of which (I) the numerator shall be the total number of Common Shares Deemed Outstanding on such date before giving effect to such event and (II) the denominator shall be the total number of Common Shares Deemed Outstanding on such date after giving effect to such event; and

(2)	the number of Warrant Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying (A) the number of Warrant Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by (B) a fraction of which (I) the numerator shall be the total number of Common Shares Deemed Outstanding on such date after giving effect to such event and (II) the denominator shall be the total number of Common Shares Deemed Outstanding on such date before giving effect to such event.

Any adjustment made pursuant to Section 4.2(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to Sections 4.2(b) or 4.2(c) shall become effective immediately after the effective date of such subdivision or combination.

4.3	Rights Offering. If at any time while the Warrants are outstanding the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of Common Shares entitling them, for a period expiring not more than 45 days after the record date, to subscribe for or purchase Common Shares or Convertible Securities at a price per Common Share (or having a conversion price per Common Share) less than 95% of the Current Market Price as at the record date (the issuance of any such rights, options or warrants being a “Rights Offering”), then the Current Warrant Price shall be adjusted effective immediately after the record date so that it shall equal the price determined by multiplying the Current Warrant Price in effect on the record date of such Rights Offering by a fraction:

(a)	the numerator of which shall be the number of Common Shares Deemed Outstanding on the record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion price of the Convertible Securities so offered) by the Current Market Price; and

(b)	the denominator shall be the number of Common Shares Deemed Outstanding on the record date plus the total number of additional Common Shares offered by subscription or purchase (or into which the Convertible Securities so offered are convertible).

To the extent that any such rights, options or warrants are not so issued or are not exercised prior to the expiration thereof, the Current Warrant Price shall be readjusted to the Current Warrant Price which would then be in effect if the record date had not been fixed or the Current Warrant Price which would then be in effect based upon the number of Common Shares (or Convertible Securities) actually issued upon the exercise of such rights, options and warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

4.4	Special Distribution. If at any time while the Warrants are outstanding the Corporation shall issue or distribute to all or substantially all the holders of Common Shares:

(a)	shares of any class other than Common Shares;

(b)	rights, options or warrants (other than (i) pursuant to a employee stock option plan or employee share purchase plan or other employment incentive, (ii) rights, options or warrants exercisable not more than 45 days from the date of issue to purchase Common Shares at a price per Common Share equal to or greater than the Current Warrant Price or to purchase Convertible Securities having a conversion price per Common Share equal to or greater than the Current Warrant Price or (iii) as provided for in Section 4.3);

(c)	evidences of indebtedness; or

(d)	any other assets (other than a cash dividend payable out of the earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Corporation), and, in any of those cases, the issuance or distribution does not constitute a distribution to which Sections 4.2 or 4.3 applies (any of such events being herein called a “Special Distribution”), then the Current Warrant Price shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to a price which is the product of:

(i)	the Current Warrant Price in effect on such record date; and

(ii)	a fraction where:

(1)	the numerator shall be the number of Common Shares Deemed Outstanding on the record date multiplied by the Current Market Price on the record date, less the fair market value (as determined by the directors acting in good faith with a view to the interests of all of the security holders of the Corporation, including the Holder) of the shares, evidences of indebtedness, assets or property, or rights, options or warrants so distributed; and

(2)	the denominator shall be the number of Common Shares Deemed Outstanding on the record date multiplied by such Current Market Price.

To the extent that the Special Distribution is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Current Warrant Price shall be readjusted to the Current Warrant Price which would then be in effect based upon such shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Common Shares or Convertible Securities actually delivered upon the exercise of such rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

4.5	Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

(a)	If there shall occur a reclassification or redesignation of Common Shares at any time or a change of the Common Shares into other shares or other securities or any other capital reorganization (other than a share dividend, subdivision or combination referred to in Section 4.1), or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification or redesignation of the Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the undertaking or assets of the Corporation to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), and, pursuant to the terms of such Capital Reorganization, common shares of the successor or acquiring corporation, or any cash, shares or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common shares of the successor or acquiring corporation (any such consideration other than Common Shares, the “Other Property”), are to be received by or distributed to the holders of Common Shares, then the Holder of the Warrants shall have the right thereafter to receive, and still accept upon the exercise of the Warrant in lieu of the Common Shares to which such Holder was therefore entitled to receive, the number of Common Shares and the Other Property receivable upon or as a result of such Capital Reorganization by a holder of the number of Common Shares into which the Warrant is exercisable immediately prior to such event.

(b)	Subject to the prior written approval of the principal stock exchange or over-the- counter market on which the Common Shares are then listed or quoted for trading and any other exchange or market whose approval is required, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.4 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 4.4 shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares, other securities or Other Property thereafter deliverable upon the exercise of any Warrant.

Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the board of directors of the Corporation, acting reasonably and in good faith. The foregoing provisions of this Section 4 shall similarly apply to successive Capital Reorganization transactions.

4.6	Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of Common Shares into which the Warrants are exercisable and the Current Warrant Price provided for in Section 4:

(a)	The adjustments required by Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, subject to the following subsections of this Section 4.6, and for the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b)	No adjustment in the Current Warrant Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Current Warrant Price and no adjustment in the Current Warrant Price is required to be made unless such adjustment would result in a change of at least one one-hundredth of a Warrant Share upon exercise of the Warrants; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments, and in any case, prior to exercise.

(c)	In computing adjustments under this Section 4, fractional interests of less than 0.5 of one Common Share shall be rounded down, and fractional interests of 0.5 or more of one Common Share shall be rounded up, in each case to the nearest whole share.

(d)	If the Corporation undertakes a transaction contemplated under this Section 4 and as a result takes a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under this Section 4 and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under this Section 4, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(e)	If at any time a question or dispute arises with respect to adjustments provided for in Section 4, such question or dispute will be conclusively determined by the independent auditor of the Corporation or, if they are unable or unwilling to act, by such other firm of independent chartered professional accountants that is a participant of the Canadian Public Accountability Board, as may be selected by action of the Holder and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Corporation and the Holder. The Corporation will provide such independent auditor or chartered professional accountant with access to all necessary records of the Corporation.

(f)	In the absence of a resolution of the directors of the Corporation fixing a record date for any event which would require any adjustment to these Warrants, the Corporation will be deemed to have fixed as the record date therefor the date on which the event is effected.

(g)	In any case that an adjustment pursuant to Section 4 shall become effective immediately after a record date for or an effective date of an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of these Warrants, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Warrant Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Warrant Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Warrant Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Expiration Date or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Warrant Shares or of such other securities or property.

4.7	Other Action Affecting Common Shares. If and whenever at any time after the date hereof and prior to the Expiration Date, the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this Section 4 are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting reasonably and in good faith, but subject in all cases to any necessary regulatory approval.

4.8	Common Share Transfer Taxes. The issue of share certificates or DRS Advices upon exercise of the Warrants shall be made without charge to the Holder for any stamp or issuance tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any Transfer involved in the issue and delivery of shares in any name other than that of the Holder, and the Corporation shall not be required to issue or deliver any such share certificate or DRS Advice unless and until the Person or Persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

5.	Notices to Warrant Holders.

5.1	Required Notice. The Corporation will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4, forthwith give notice to the Holder specifying the event in reasonable detail requiring such adjustment or readjustment and the results thereof, including the resulting Current Warrant Price.

5.2	No Rights as Shareholder. This Warrant Certificate does not entitle the Holder to any voting or other rights as a shareholder of the Corporation prior to due exercise and payment of the Warrant Price in accordance with the terms hereof.

6.	No Impairment. The Corporation shall not by any action, including, without limitation, amending its constating documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Corporation will (a) take all such commercially reasonable action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non- assessable Common Shares upon the exercise of this Warrant Certificate, and (b) use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Corporation to perform its obligations under this Warrant Certificate (other than the filing of a prospectus or registration statement). Upon the request of the Holder, the Corporation will at any time during the period the Warrants are outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of the Warrants and the obligations of the Corporation hereunder.

7.	Reservation and Authorization of Common Shares; Registration With Approval of Any Governmental Entity. From and after the Closing Date, the Corporation shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued Common Shares as will be sufficient to permit the exercise in full of all outstanding Warrants. All Common Shares which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and non-assessable. Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the Common Shares issuable upon exercise of the Warrants, the Corporation shall take any corporate action which may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of such Common Shares at such adjusted Current Warrant Price. Before taking any action which would result in an adjustment in the number of Common Shares for which this Warrant Certificate is exercisable or in the Current Warrant Price, the Corporation shall use its commercially reasonable efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof (other than filing a prospectus or registration statement).

8.	If Share Transfer Books Closed. The Corporation shall not be required to deliver certificates or DRS Advices for Warrant Shares while the share transfer books of the Corporation are properly closed, including prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof, and the making of any subscription and payment for the Warrant Shares called for thereby during any such period delivery of certificates or DRS Advices for Warrant Shares may be postponed for a period of three (3) Business Days after the date of the re-opening of said share transfer books.

9.	Supplying Information. Upon any default by the Corporation of its obligations hereunder, the Corporation shall cooperate with the Holder in supplying such information as may be reasonably necessary for the Holder to complete and file any information reporting forms presently or hereafter required by applicable Securities Laws as a condition to the availability of an exemption from such Securities Laws for the sale of any Warrant or Warrant Shares issued upon exercise of a Warrant.

10.	Loss or Mutilation. Upon receipt by the Corporation from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate and indemnity or security reasonably satisfactory to it and reimbursement to the Corporation of all reasonable expenses incidental thereto and in case of mutilation upon surrender and cancellation hereof, the Corporation will execute and deliver in lieu hereof a new Warrant Certificate of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant Certificate in identifiable form is surrendered to the Corporation for cancellation.

11.	Office of the Corporation. As long the Warrants remain outstanding, the Corporation shall maintain an office or agency (which may be the principal executive offices of the Corporation) where the Warrants may be presented for exercise, registration of Transfer, division or combination as provided in this Warrant Certificate.

12.	Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase Common Shares, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Shares, whether such liability is asserted by the Corporation or by creditors of the Corporation.

13.	Miscellaneous.

13.1	Confidentiality. The confidentiality obligations and restrictions of the parties contained in the framework agreement among the Corporation, the Holder and Panasonic Energy Co., Ltd. dated October 20, 2022 shall apply to this Warrant Certificate as if fully set forth herein.

13.2	Non-waiver. No waiver by any party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right.

13.3	Notice Generally. Any notice or other communication to be given hereunder shall be in writing and shall be addressed to:

in the case of notice to the Holder:

Mitsui & Co., Ltd.

Attention:	General Manager of Advanced Materials Division Performance Materials Business Unit

Email:	Ka.Kawahara@mitsui.com

Attention:	General Manager of Business Development Department

Email:	Mayum.Watanabe@mitsui.com

Attention:	General Manager of Battery Materials & High Performance Film Department

Email:	D.Ishii@mitsui.com

in the case of notice to the Corporation:

Nouveau Monde Graphite Inc.

481, rue Brassard

Saint-Michel-des-Saints, Québec J0K 3B0

Canada

Attention:	Eric Desaulniers

Email:	edesaulniers@nmg.com

Attention:	Josée Gagnon

Email:	jgagnon@nmg.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright Canada LLP

99 Bank Street, Suite 500

Ottawa, Ontario K1P 6B9

Canada

Attention:	Alison Babbitt

Email:	alison.babbitt@nortonrosefulbright.com

Attention:	Geoffrey Gilbert

Email:	geoffrey.gilbert@nortonrosefulbright.com

and each notice or communication shall be personally delivered (including by courier service) to the addressee or sent by electronic transmission to the addressee, and (i) a notice or communication which is personally delivered shall, if delivered before 5:00 p.m. (in the jurisdiction of the recipient) on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice or communication which is sent by electronic transmission shall, if sent on a Business Day before 5:00 p.m. (in the jurisdiction of the recipient), be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent. Either party hereto may at any time change its address for service from time to time by notice given in accordance with this Section 13.3.

13.4	Successors and Assigns. This Warrant Certificate shall not be assigned by any party hereto without the prior written consent of the other party. Notwithstanding the foregoing, the Holder may assign and transfer all of its rights, benefits, duties and obligations under this Warrant Certificate in their entirety, without the consent of the Corporation, to (i) Japan SPC, or (ii) any Affiliate; provided that such Affiliate first agrees in writing with the Corporation to be bound by the terms of this Warrant Certificate. This Warrant Certificate shall enure to the benefit of and be binding upon the parties and their respective successors, permitted assigns and legal representatives.

13.5	Amendment. This Warrant Certificate may be modified or amended or the provisions of this Warrant Certificate waived only with the written consent of both the Corporation and the Holder. Any such amendment under this Section 13.5 will be subject to the prior approval of the TSXV, the NYSE and any applicable Other Exchange having jurisdiction.

13.6	Severability. Wherever possible, each provision of this Warrant Certificate shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Certificate shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Certificate.

13.7	Electronic Execution and Delivery. This Warrant Certificate will not be valid for any purpose whatsoever until signed by the Corporation. This Warrant Certificate, and any notice given in accordance herewith, may be signed by electronic signature (including by DocuSign or Adobe Sign) and delivered via electronic mail (including pdf), or other transmission or method.

13.8	Headings. The headings used in this Warrant Certificate are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Certificate.

13.9	Currency Exchange. In the event that any value or amount to be calculated hereunder is expressed in United States dollars and must be calculated in Canadian dollars (and vice versa), such value or amount shall be calculated using the applicable Bank of Canada daily average exchange rate for such conversion on the Business Day immediately preceding the applicable date of conversion, or as the parties to this Warrant Certificate may otherwise mutually agree.

13.10	Governing Law. This Warrant Certificate shall be construed and governed by the laws of the Province of Québec and the federal laws of Canada applicable in that province.

13.11	Language. The parties confirm their express wish that this agreement and all related documents be drafted in the English language. Les parties confirment leur volonté expresse que la présente convention et tous les documents s’y rattachant soient rédigés en langue anglaise.

13.12	Resolution of Disputes.

(a)	The parties shall discuss and use reasonable efforts to settle any Disputes.

(b)	Any dispute, claim, difference, or controversy arising out of, relating to or having any connection with this Warrant Certificate, including any dispute as to its existence, validity, interpretation, performance, breach or termination, or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with this Warrant Certificate (a “Dispute”), which cannot be settled pursuant to Section 13.12(a) within 20 days from receiving written notice from either party of the existence of such Dispute, shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”). All issues of arbitrability, including the existence, scope, or applicability of the agreement to arbitrate, are delegated to the arbitral tribunal constituted under the ICC Rules, or another authority in accordance with such ICC Rules.

(c)	The seat of the arbitration shall be New York. The parties may agree to hold hearings or other meetings in other locations.

(d)	The language of the arbitration shall be English. All documents submitted in connection with the proceedings shall be in the English language, or, if in another language, accompanied by an English translation.

(e)	The parties agree that any arbitration shall be maintained confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial or regulatory proceedings. For the avoidance of doubt, no award or procedural order made in the arbitration shall be published.

(f)	The number of arbitrators shall be one. The single arbitrator shall be qualified by education and experience to determine the subject matter of the dispute. The parties shall endeavour to nominate the sole arbitrator by agreement. If the parties have not agreed upon a person to act as arbitrator hereunder within 30 days after any party’s request for arbitration, the arbitrator shall be chosen pursuant to the applicable ICC Rules.

(g)	The arbitrator shall be independent and impartial of each party. The parties agree to comply with the International Bar Association Guidelines on Conflicts of Interest in Arbitration in matters concerning prospective arbitrator appointments and disclosure of relationships between parties, party representatives, and the arbitrator.

(h)	The award shall be final and binding upon the parties. Unless otherwise provided by this Warrant Certificate, the arbitral award may involve any form of any relief permitted by New York law and deemed appropriate by the tribunal, including specific performance of the parties’ obligations. To the fullest extent permitted by any applicable law, each party hereby waives any right to appeal, challenge, annul, set aside or vacate the award on any grounds (including on the grounds that the award is against public policy, invalid or unenforceable) in any national courts. Each party undertakes to make any payments required by, or otherwise comply with, the award within a period of 30 days following the date of the award.

(i)	Each party shall bear its own fees and costs for any arbitration, provided that, the arbitrator finds that any party has caused undue delay in the arbitration or has otherwise acted unreasonably in initiating or causing such arbitration to be initiated or during the course of the arbitration, then the arbitrator may, in his or her sole discretion award fees and costs against such party.

(j)	Each party hereby acknowledges that it would not have an adequate remedy at law for money damages in the event that this Warrant Certificate was not performed in accordance with its terms and therefore agrees that each party shall be entitled to specific performance and/or interim relief. The parties hereby acknowledge and agree that they may apply to the tribunal or to any court of competent jurisdiction for conservatory or interim measures. Nothing in this clause shall be construed as precluding a party from seeking a remedy at law in conjunction with specific performance and/or interim relief, even though the remedy at law it is inadequate.

(k)	Notwithstanding the initiation of dispute resolution procedures in accordance with this Section 13.12, the parties shall continue to perform their respective obligations under this Warrant Certificate.

[Signature Page Follows]

IN WITNESS WHEREOF, Nouveau Monde Graphite Inc. has caused this Warrant Certificate to be executed by a duly authorized officer.

Dated: May 2, 2024.

NOUVEAU MONDE GRAPHITE INC.

By:	/s/ Eric Desaulniers
	Name:	Eric Desaulniers
	Title:	Chief Executive Officer

Acknowledged and agreed to as of May 2, 2024 by

MITSUI & CO., LTD.

By:	/s/ Katsuto Kawahara
	Name:	K. Kawahara, General Manager
	Title:	Advanced Materials Divisons
Performance Materials Business Unit

[Signature page to Warrant Certificate]

EXHIBIT A

WARRANT EXERCISE FORM

[To be executed only upon exercise of Warrant]

To: Nouveau Monde Graphite Inc. (the “Corporation”)

The undersigned registered owner of these Warrants exercises Warrants for the purchase of ________________________ (insert number) Common Shares of the Corporation (“Common Shares”), and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant Certificate and requests that a [DRS Advice / share certificate] for the Common Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________________________and whose address is ________________________ In connection with the exercise of the Warrants, the undersigned represents, warrants and certifies to the Corporation that after giving effect to this exercise of the Warrants, the beneficial owner of the Common Shares, together with any person acting jointly or in concert with the undersigned holder, would in the aggregate beneficially own (including deemed beneficial ownership, as such term is described in National Instrument 62-104 Take-Over Bids and Issuer Bids), or exercise control or direction over, directly or indirectly, _________________________________________(insert number) voting or equity securities of the Corporation.

In connection with the exercise of the Warrants, the undersigned represents, warrants and certifies to the Corporation as follows (check one):

☐  1. The undersigned (i) is not a U.S. person, (ii) is not exercising the Warrants within the United States or for the account or benefit of a U.S. person or a person in the United States, (iii) is not executing this Warrant Exercise Form with the intent to distribute either directly or indirectly any of the Common Shares acquired hereunder in the United States, and (iv) has in all other respects complied with the terms of Regulation S promulgated by the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”);

☐  2. The undersigned is delivering a written opinion of U.S. counsel to the effect that the securities issuable upon the exercise hereof have been registered under the U.S. Securities Act or are exempt from registration thereunder; or

☐  3. The undersigned or an Affiliate thereof (i) purchased the Warrants directly from the Corporation pursuant to a subscription agreement for its own account; (ii) is exercising the Warrants for its own account; (iii) was an “accredited investor,” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act, on the date the Warrant was purchased from the Corporation, if applicable, and is an “accredited investor” on the date of exercise; and (iv) the representations and warranties of the undersigned holder set forth in such subscription agreement (other than representations regarding the undersigned holder’s ownership of the Corporation’s equity securities at the time of entry into such subscription agreement), and if applicable as if made by the Affiliate, remain true and correct on the date hereof.

A-1

The terms “U.S. person” and “United States” are as defined in Regulation S under the U.S. Securities Act.

The undersigned holder understands that unless Box 1 above is checked, the certificate representing the Common Shares issued upon exercise of this Warrant Certificate will bear a legend set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF NOUVEAU MONDE GRAPHITE INC. AND ITS SUCCESSORS (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ABSENT SUCH REGISTRATION ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSES (C) OR (D), THE HOLDER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

In addition, the undersigned holder understands that the certificates representing the Common Shares issued on the exercise of this Warrant Certificate may bear the legend contained in and as per Section 2.4 of this Warrant Certificate.

[signature page follows]

A-2

Signature

Executed this____________day of_________________________________.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant Certificate for the purchase of Common Shares of Nouveau Monde Graphite Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights, benefits, duties and obligations of the undersigned under this Warrant Certificate, with respect to the number of Common Shares set forth below:

(Name and Address of Assignee)

(Number of Common Shares)

and does hereby irrevocably constitute and appoint ___________________attorney-in-fact to register such transfer on the books of the Corporation, maintained for the purpose, with full power of substitution in the premises.

In connection with this transfer: (check one):

☐          The undersigned transferee hereby certifies that (i) it is not a U.S. person, (ii) it was not offered the Warrants while in the United States and did not execute this certificate while within the United States, (iii) it is not acquiring any of the Warrants represented by this Warrant Certificate by or on behalf of any person within the United States, (iv) it is not executing this Warrant Certificate with the intent to distribute either directly or indirectly such securities in the United States, and (v) it has in all other respects complied with the terms of Regulation S of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

☐          The undersigned (i) is acquiring the Warrants for its own account and (ii) is an “accredited investor,” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act.

☐          The undersigned transferee is delivering a written opinion of United States legal counsel, reasonably satisfactory to the Corporation, to the effect that this transfer of Warrants have been registered under the U.S. Securities Act or are exempt from registration thereunder.

[signature page follows]

B-1

Dated:	Dated:

(Print Name and Title)	(Print Name and Title of Transferee)

(Signature)	(Signature of Transferee)

(Witness)	(Witness)

The signature of the abovesigned holder must correspond exactly with the name of the Holder as set forth on the face of the Warrant Certificate to which this Exhibit B is attached in every particular, without alteration or enlargement or any change whatsoever or this transfer form must be signed by a duly authorized trustee, executor, administrator, curator, guardian, attorney of the abovesigned holder or a duly authorized signing officer in the case of a corporation. The signature must be guaranteed by a Canadian chartered bank or by a Canadian trust company or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.